SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2007

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:   (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On October 15, 2007, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), and Illumigen Biosciences, Inc. (“Illumigen”) entered into an option agreement (the “Agreement”) under which Cubist has an exclusive option to acquire Illumigen on terms that have been agreed to by the parties. Under the terms of the Agreement, Cubist agreed to pay Illumigen $4.7 million and also will pay approximately $1 million for an IND-enabling study of Illumigen’s lead compound and Illumigen’s operating costs during the option period.

If Cubist exercises its option, Cubist will make an up-front payment of $9 million and will pay up to an additional $75.5 million in HCV development and regulatory milestones. If Cubist develops an Illumigen product for the treatment of viral infections other than HCV, additional development and regulatory milestone payments of up to $117 million would apply. If Illumigen product(s) are commercialized, sales milestones of up to $140 million, as well as tiered royalties would apply.

The full text of an October 16, 2007 press release announcing the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

99.1	Press Release dated October 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated: October 17, 2007